Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orion Energy Systems, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-270197) and Form S-8 (No. 333-169611, 333-176176, 333-213042 and 333-233180) of Orion Energy Systems, Inc. of our report dated June 12, 2024, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, P.C.

Milwaukee, Wisconsin

June 12, 2024